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                                                                  Exhibit 4.2


                           WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURUSANT TO
(i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. ________                                                ________ Warrants


                          TRAINING DEVICES INCORPORATED
                          COMMON STOCK PURCHASE WARRANT

     THIS IS TO CERTIFY that Capital West Securities, Inc. or its assigns as permitted in that certain Warrant Agreement (the "Warrant Agreement") dated August __, 1999, by and among the Company (as hereinafter defined) and Capital West Securities, Inc. is entitled to purchase at any time or from time to time on or after the first anniversary of the Effective Date of the Offering until 5:00 p.m., Oklahoma City, Oklahoma time on the fifth anniversary of the Effective Date, an aggregate of 200,000 shares of Common Stock without par value of Training Devices Incorporated, a Colorado corporation (the "Company"), for an exercise price per share as set forth in the Warrant Agreement referred to herein. This Warrant is issued pursuant to the Warrant Agreement, and all rights of the holder of this Warrant are further governed by, and subject to the terms and provisions of such Warrant Agreement, copies of which are available upon request to the Company. The holder of this Warrant and the shares issuable upon the exercise hereof shall be entitled to the benefits, rights and privileges and subject to the obligations, duties and liabilities provided in the Warrant Agreement.

     The issuance of this Warrant and the shares issuable upon the due and timely exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or any similar state securities law or act, and, as such, no public offering of either this Warrant of any of the shares of Common Stock issuable upon exercise of this Warrant may be made other than under an exemption under the Act or until the effectiveness of a registration statement under such Act covering such offering. Transfer of this Warrant is restricted as provided in Section 14 of the Warrant Agreement.

     Subject to the provisions of the Act, of the Warrant Agreement and of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, only to the extent expressly permitted in such documents and then only at the office of the Company at 7367 S. Revere Parkway, Building #2C, Englewood, Colorado 80112, Attention: President, by the holder hereof or by a duly authorized attorney-in-fact, upon surrender of this Warrant duly endorsed, together with the Assignment thereof duly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder as the owner hereof for all purposes.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal to be hereunto affixed by its proper corporate officers thereunto duly authorized.

                                       TRAINING DEVICES INCORPORATED

                                       By: ___________________________________
                                             Bruce S. Betschart, President